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                                                                     EXHIBIT 5.1

                   [MORGAN, LEWIS & BOCKIUS, LLP LETTERHEAD]






January 17, 2001



Contango Oil & Gas Company
3700 Buffalo Speedway, Suite 960
Houston, Texas 77098

Re: Contango Oil & Gas Company Registration Statement on Form SB-2 (Registration No. 333-48588) (the "Registration Statement")

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to Contango Oil & Gas Company, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on or about the date hereof, with respect to the offering from time to time by certain shareholders of the Company, as detailed in the Registration Statement, of 5,236,519 shares of the Company's common stock, par value $0.04 per share, which are currently issued and outstanding (the "Shares").

In connection with this opinion, we have examined the Certificate of Incorporation of the Company on file with the Delaware Secretary of State; the Bylaws of the Company; such records of corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the Registration Statement and the exhibits thereto. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

Based on and subject to the foregoing, as of the date hereof, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.



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Contango Oil & Gas Company
January 17, 2001
Page 2



We render the foregoing opinion as members of the Bar of the State of California and express no opinion as to any law other than the California General Corporate Law.

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,



MORGAN, LEWIS & BOCKIUS LLP